Exhibit 99.1

UNITY Biotechnology, Inc. Reports Fourth Quarter and Full Year 2019 Financial Results

SOUTH SAN FRANCISCO, Calif., March 11, 2020 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to extend healthspan by slowing, halting or reversing diseases of aging, today reported financial results for the fourth quarter and full year ended December 31, 2019. Unity issued a press release providing pipeline and business updates on February 25, 2020.

Fourth Quarter and Full Year 2019 Financial Results

Cash, cash equivalents and investments totaled $125.0 million as of December 31, 2019 compared with $171.1 million as of December 31, 2018.

Operating loss for the twelve months ended December 31, 2019 was $89.7 million compared to $79.5 million for the twelve months ended December 31, 2018. Cash used in operations during the year ended 2019 was $72.4 million compared to $56.6 million for the year ended 2018. Total operating loss for the three months ended December 31, 2019 was $23.1 million compared to $22.8 million for the fourth quarter of 2018. Cash used in operations during the fourth quarter of 2019 was $15.7 million compared to $12.8 million for the fourth quarter of 2018.

Research and development expenses were $71.0 million for the year ended December 31, 2019 compared to $58.9 million for the year ended December 31, 2018. The increase of $12.1 million was primarily due to a net increase of $2.3 million for personnel-related expenses,  which was partially offset by a decrease of $1.1 million related to non-cash stock compensation expense, $6.7 million for outside research and development activities and $3.1 million in lab and facilities-related costs. Research and development expenses were $18.2 million for the three months ended December 31, 2019 compared to $16.3 million for the three months ended December 31, 2018. The increase of $1.9 million was primarily due to $0.5 million for personnel-related expenses and $1.1 million for outside research and development activities.

General and administrative expenses were $20.0 million for the year ended December 31, 2019 compared to $16.0 million for the year ended December 31, 2018. The increase of $4.0 million was primarily due to an increase of $3.4 million for personnel-related expenses, of which $2.5 million was related to non-cash stock compensation expense, and $0.6 million in insurance-related expenses, partially offset by $0.5 million decrease in professional fees. General and administrative expenses were $4.9 million for the three months ended December 31, 2019 compared to $4.3 million for the three months ended December 31, 2018. The $0.6 million increase was primarily due to personnel-related costs, primarily attributable to non-cash stock-based compensation expense.

About UNITY

UNITY is developing therapeutics to extend healthspan with an initial focus on cellular senescence. UNITY believes that the accumulation of senescent cells is a fundamental mechanism of aging and a driver of many common age-related diseases. Cellular senescence is a natural biological state in which a cell permanently halts division. As senescent cells accumulate with age, they begin secreting inflammatory factors, proteases, fibrotic factors, and growth factors, that disturb the tissue micro-environment. This collection of secreted proteins is referred to as the Senescence Associated Secretory Phenotype, or SASP. UNITY is developing senolytic medicines to eliminate senescent cells and thereby stop the production of the SASP, which UNITY believes addresses a root cause of age-related diseases. By stopping the production of the SASP at it source, UNITY believes senolytic medicines could slow, halt, or reverse diseases such as osteoarthritis and age-related eye diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to the potential for UNITY to develop therapeutics to extend healthspan. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on November 6, 2019, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating expenses:
Research and development	$18,207	$16,331	$70,957	$58,907
General and administrative	4,907	4,328	20,046	16,016
Change in fair value of contingent consideration	(24)	2,149	(1,352)	4,542
Total operating expenses	23,090	22,808	89,651	79,465
Loss from operations	(23,090)	(22,808)	(89,651)	(79,465)
Interest income, net	627	1,066	3,289	3,312
Other income (expense), net	4,436	(175)	4,185	(245)
Net loss	(18,027)	(21,917)	(82,177)	(76,398)
Other comprehensive loss
Unrealized gain (loss) on marketable securities, net of tax	(5)	24	185	9
Comprehensive loss	$(18,032)	$(21,893)	$(81,992)	$(76,389)
Net loss per share, basic and diluted	$(0.39)	$(0.53)	$(1.88)	$(2.70)
Weighted-average number of shares used in computing net loss per share, basic and diluted	45,975,828	41,221,223	43,624,807	28,269,907

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	December 31,	December 31,
	2019	2018
Assets
Current Assets:
Cash and cash equivalents	$37,473	$15,399
Short-term marketable securities	84,508	155,736
Strategic investments	5,507	—
Prepaid expenses and other current assets	1,999	1,830
Total current assets	129,487	172,965
Property and equipment, net	16,636	6,238
Long-term marketable securities	3,025	—
Restricted cash	1,446	550
Other long-term assets	627	1,622
Total assets	$151,221	$181,375

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$5,185	$4,847
Accrued compensation	5,905	3,791
Accrued and other current liabilities	4,995	4,990
Settlement liability	—	2,059
Contingent consideration liability	1,131	895
Total current liabilities	17,216	16,582
Deferred rent, net of current portion	13,298	2,467
Contingent consideration liability, net of current portion	—	1,588
Other non-current liabilities	—	45
Total liabilities	30,514	20,682

Stockholders' equity:
Common stock	5	4
Additional paid-in capital	366,695	324,663
Related party promissory notes for purchase of common stock	(210)	(201)
Employee promissory notes for purchase of common stock	(418)	(400)
Accumulated other comprehensive loss	90	(95)
Accumulated deficit	(245,455)	(163,278)
Total stockholders' equity	120,707	160,693
Total liabilities, convertible preferred stock, and stockholders' equity	$151,221	$181,375

Investors

Endurance Advisors

Peter Rahmer

prahmer@enduranceadvisors.com

Media

Canale Communications

Jason Spark

jason@canalecomm.com